COGNEX CORPORATION
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        1.      Purpose of the Plan.

        The purpose of this 1998 Non-Employee Director Stock Option Plan (the "Plan") is to promote the interests of Cognex Corporation (the "Company") by providing an inducement to attract and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors.

        2.      Shares Subject to the Plan.

        The total number of the authorized but unissued shares of common stock, par value $.002 per share, of the Company (the "Common Stock") for which options may be granted under this Plan shall not exceed 250,000 shares in the aggregate, subject to adjustment in accordance with Section 9 hereof.

        3.      Administration.

        This Plan shall be administered by the Board of Directors (the "Board"). The Board shall, subject to the provisions of this Plan, have the power to construe this Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of this Plan as it may deem desirable. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any option granted under it.

        4.      Eligibility; Grant of Option.

                Existing Director Options. Each of Jerald G. Fishman, William A. Krivsky, Anthony Sun, Reuben Wasserman, who are the current non-employee directors of the Company who are not otherwise employees of the Company, shall be granted initially an option to acquire the number of Shares under this Plan (the "Existing Director Options") set forth below opposite their respective names. The date of grant for such options granted to the four (4) current non-employee directors named above shall be February 28, 1998, the date of adoption of this Plan by the Board:

                           Name                               Number of Shares
                           Jerald G. Fishman                          20,000
                           William A. Krivsky                         40,000
                           Anthony Sun                                40,000
                           Reuben Wasserman                           40,000

         New Director Options. Subject to the availability of shares of Common Stock under this Plan, each person who is first elected as a member of the Board after the adoption of this Plan and during the term of this Plan and who is not an employee or officer of the Company on the date of such election may be granted an option to purchase shares of Common Stock (the "New Director Options") as determined by the Board.

         The Existing Director Options and the New Director Options (collectively, the "Options") shall be non-qualified options not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         5.       Option Agreement.

         Each Option granted under this Plan shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the director to whom such Option is granted, which Agreement shall (i) comply with and be subject to the terms and conditions of this Plan and (ii) provide that the optionee agrees to continue to serve as a director of the Company during the term for which he was elected.

         6.       Option Exercise Price.

                  Existing Director Options.  The option exercise price for the
Existing Director Options granted this date shall be $23.66                .

                  New Director Options. Subject to the provisions of Section 9 hereof, the option exercise price for New Director Options granted under this Plan shall be the fair market value of the shares of Common Stock covered by the option on the date of grant of the option. If such shares are then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on such exchange on the business day immediately preceding the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant. If the shares are not then listed on any such exchange, the fair market value of such shares shall be the mean between the high and low sales prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ/NMS") for the business day immediately preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant. If the shares are not then either listed on any such exchange or quoted in NASDAQ/NMS, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for

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the business day immediately  preceding the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after the date of grant. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board.

         7.       Vesting of Shares and Transferability of Options.

                  (a) Vesting. Options granted under the Plan shall not be exercisable until they become vested. Existing Director Options and New Director Options granted under the Plan shall be vested by the optionee and thus become exercisable, in accordance with the following schedules provided that the optionee has continuously served as a member of the Board through such vesting date:

Existing
Director Options:

                                                                            Cumulative Number of Shares
                                                                            for which Existing Director
Name                                  Date of Vesting                       Option will be Exercisable

William A. Krivsky
Anthony Sun
Reuben Wasserman                            12/14/00                                    10,000
                                            12/14/01                                    20,000
                                            12/14/02                                    30,000
                                            12/14/03                                    40,000

Jerald Fishman                              1/26/04                                     10,000
                                            1/26/05                                     20,000

        New Director Options:  Will vest as determined by the Board.

        Change of Control: In the event the Company undergoes a change of control all of the Options granted pursuant to this Plan shall immediately vest and become fully exercisable upon the change of control. For purposes of the Plan, a "Change of Control" shall be deemed to have occurred if any of the following conditions have occurred: (1) the merger or consolidation of the Company with another entity where the Company is not the surviving entity and where after the merger or consolidation (i) its stockholders prior to the merger or consolidation hold less than 50% of the voting stock of the surviving entity and (ii) its Directors prior to the merger or

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consolidation are less than a majority of the Board of the surviving entity; (2)
the sale of all or substantially all of the Company's assets to a third party and subsequent to the transaction (i) its stockholders hold less than 50% of the stock of said third party and (ii) its Directors are less than a majority of the Board of said third party; (3) a transaction or series of related transactions, including a merger of the Company with another entity where the Company is the surviving entity, whereby (i) 50% or more of the voting stock of the Company after the transaction(s) is owned actually or beneficially by parties who held less than thirty percent (30%) of the voting stock, actually or beneficially, prior to the transaction(s) and (ii) its Board of Directors after the transaction(s) or within 60 days thereof, is comprised of less than a majority of the Directors serving prior to the transaction(s); or (4) the Continuing Directors shall not constitute a majority of the Board of Directors of the Company. The term "Continuing Directors" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors of the Company on the date this Plan was adopted by the Board of Directors or who subsequently became a director of the Company and whose initial appointment,
initial   election  or  initial   nomination   for  election  by  the  Company's
shareholders subsequent to such date was approved by a vote of a majority of the Continuing Directors then on the Board of Directors of the Company.

                (b) Exercise. To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time by giving written notice, signed by the person or persons exercising the Option, to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such shares, which payment may be in cash or in whole or in part in shares of Common Stock already owned for a period of at least six (6) months by the person or persons exercising the Option, valued at fair market value, as determined under Section 6 hereof, on the date of exercise; provided, however, that there shall be no such exercise at any one time as to fewer than two hundred fifty (250) shares or all of the remaining shares then purchasable by the person or persons exercising the Option, if fewer than two hundred fifty
(250) shares. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the Option at such time, during ordinary business hours, not more than thirty (30) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option.

                (c) Legend on Certificates. The certificates representing such shares shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended, or any state securities laws.


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                (d)  Transferability.  Any Option granted  pursuant to this Plan shall not be assignable or transferable other than by will or the laws of descent and distribution, except that an optionee may transfer Options granted under this Plan to the optionee's spouse or children or to a trust for the benefit of the optionee or the optionee's spouse or children.

        8.      Term of Options.

                (a) Each Option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                (b) Except as otherwise provided in this Section 8, in the event that an optionee ceases to be a director of the Company, the Option granted to such optionee may be exercised by him, but only to the extent that under Section 6 hereof the right to exercise the Option has accrued and is in effect. Such Option may be exercised at any time within ninety (90) days after the date such optionee ceases to be a director of the Company, at which time the Option shall terminate, or prior to the date on which the Option expires by its terms, whichever is earlier.

                (c) If the optionee ceases to be a director of the Company because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), the Option granted to such optionee may be exercised by the optionee, to the extent the optionee was entitled to do so on the date such optionee ceases to be a director. Such Option may be exercised at any time within six months after the date the optionee ceases to be a director, at which time the Option shall terminate, or prior to the date on which the Option otherwise expires by its terms, whichever is earlier.

                (d) In the event of the death of an optionee, the Option granted to such optionee may be exercised, to the extent the optionee was entitled to do so on the date of such optionee's death, by the estate of such optionee or by any person or persons who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of such optionee. Such Option may be exercised at any time within one (1) year after the date of death of such optionee, at which time the Option shall terminate, or prior to the date on which the Option otherwise expires by its terms, whichever is earlier.

        9.      Adjustments.

        Subject to the right to acceleration upon a change of control, as set forth in Section 7(a) hereof, upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him or her hereunder shall be adjusted as hereinafter provided, unless

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

otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                (a) Stock Dividends and Stock Splits. If, the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                (b) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

                (c) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                (d) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                (e) Fractional Shares. No fractional shares shall be issued under this Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                (f) Adjustments. Upon the happening of any of the events described in subparagraphs (a) or (b) above, the class and aggregate number of shares set forth in Section 2 hereof that are subject to Options which previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Board shall determine the specific adjustments to be made under this paragraph 9 and, subject to Section 3, its determination shall be conclusive.



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        10.     Restrictions on Issue of Shares.

        Notwithstanding the provisions of Section 7 hereof, the Company may delay the issuance of shares of Common Stock covered by the exercise of any Option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

                       (i) the shares with respect to which an Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts now in force or hereafter amended; or

                      (ii) counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration under applicable Federal and state securities acts now in force or hereafter amended.

        It is intended that all exercises of Options shall be effective. Accordingly, the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any Option may be exercised, except as otherwise agreed to by the Company in writing.

        11.     Rights of Holder on Purchase for Investment; Subsequent
                Registration.

        Unless the shares of Common Stock to be issued upon exercise of an Option granted under this Plan have been effectively registered under the Securities Act of 1933 as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the shares issued to him pursuant to such exercise of the Option for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, as amended, or any other applicable law, and that if shares are issued without such registration a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares with respect to which an Option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933, as amended, or other applicable statutes, then the Company shall take

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



such action at its own expense and may require from each optionee such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

        12.     Loans Prohibited.

        The Company shall not, directly or indirectly, lend money to an optionee or to any person or persons entitled to exercise an Option by reason of the death of an optionee for the purpose of assisting him or them in the acquisition of shares covered by an Option granted under this Plan.

        13.     Termination and Amendment of Plan.

        Unless sooner terminated as herein provided, this Plan shall terminate ten (10) years from the date upon which this Plan was duly approved by the shareholders. The Board may at any time terminate this Plan or make such modification or amendment thereof as it deems advisable.

        14.     Limitation of Rights in the Option Shares.

        An optionee shall not be deemed for any purpose to be a shareholder of the Company with respect to any of the Options except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued theretofore and delivered to the optionee.

        15.     Notices.

        Any communication or notice required or permitted to be given under this Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.

Adopted by the                                   Approved by the Shareholders
Board of Directors                               April 21, 1998
February 28, 1998

280536-2